Exhibit 99.1

740 HEINZ AVENUE BERKELEY, CA 94710	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ADRO2020SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21301-S06601                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADURO BIOTECH, INC.

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain
1.

Approve the issuance of shares of common stock of Aduro to stockholders of Chinook, pursuant to the terms of the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus, and the change of control resulting from the merger;

				☐	☐	☐
2.

Approve the potential issuance of shares of common stock of Aduro upon the conversion of the $25.0 million of convertible promissory notes issued by Chinook immediately prior to the consummation of the merger;

				☐	☐	☐
3.

Approve an amendment to the amended and restated certificate of incorporation of Aduro to effect a reverse stock split of Aduro’s issued and outstanding common stock within a range, as determined by the Aduro Board of Directors and agreed to by Chinook, of every              to              shares (or any number in between) of outstanding Aduro common stock being combined and reclassified into one share of Aduro common stock in the form attached as Annex I to the accompanying proxy statement/prospectus. This amendment is intended to help Aduro satisfy the listing requirements of Nasdaq;

				☐	☐	☐
4.		Consider and vote upon an adjournment of the Aduro Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2 and 3; and		☐	☐	☐
5.		Transact such other business as may properly come before the stockholders at the Aduro Special Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on             , 2020 at 9:00 a.m. Pacific Daylight Time via live webcast at www.virtualshareholdermeeting.com/ADRO2020SM.

The proxy statement/prospectus to stockholders are available electronically at www.proxyvote.com.

D21302-S06601

ADURO BIOTECH, INC.

740 Heinz Avenue, Berkeley, CA 94710

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On             , 2020

The undersigned hereby appoints Stephen T. Isaacs, Chairman of the Board, President and Chief Executive Officer, and Celeste S. Ferber, SVP, General Counsel and Secretary, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent the undersigned at the Special Meeting of Stockholders of Aduro Biotech, Inc. to be held on             , 2020 at 9:00 a.m. Pacific Daylight Time via live webcast at www.virtualshareholdermeeting.com/ADRO2020SM, and at any postponement or adjournment thereof, and to vote all shares of common stock of Aduro Biotech, Inc. that the undersigned would be entitled to vote if then and there present in attendance online on the matters set forth on the reverse side.

THE PROXY WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Continued and to be signed on reverse side